January 7, 2008

Securities and Exchange Commission
Washington, D.C. 20549

Commissioners:

We have read Whitemark Homes, Inc.'s statements included under Item 4.01 of its Form 8-K filed on January 7, 2008, and we agree with such statements concerning our firm.

/S/ TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.

TEDDER, JAMES, WORDEN & ASSOCIATES, P.A.